EXHIBIT 99.1

Thursday, January 2, 2020

Contact:	Jason Long, CFO and Secretary
(804) 843-2360

C&F Financial Corporation Completes

Acquisition of Peoples Bankshares, Incorporated

West Point, Va., January 2, 2020 – C&F Financial Corporation (the Corporation) (NASDAQ:CFFI), the one-bank holding company for C&F Bank, announced today that it has completed the acquisition of Peoples Bankshares, Incorporated (Peoples) effective January 1, 2020 (the holding company merger). Pursuant to the previously announced terms of the holding company merger, Peoples shareholders are entitled to receive 0.5366 shares of the Corporation’s common stock and $27.00 in cash for each share of Peoples common stock.

Immediately following completion of the holding company merger, Peoples Community Bank, the wholly-owned banking subsidiary of Peoples, was merged with and into C&F Bank (the bank merger). The former Peoples Community Bank branches assumed in the bank merger will continue to operate as Peoples Community Bank, a division of C&F Bank, until the systems integration is completed in April 2020.

“We are excited to announce the completion of the merger and to welcome the customers and employees of Peoples Community Bank to C&F,” stated Tom Cherry, President and Chief Executive Officer of the Corporation. “We are already working to integrate the business and systems of Peoples into C&F and look forward to offering expanded products and services to our new consumer and business customers.”

With the addition of Peoples, the Corporation would have had approximately $1.8 billion in assets, $1.2 billion in total gross loans outstanding and $1.5 billion in total deposits on a combined basis at December 31, 2019.

About C&F Financial Corporation

C&F Bank operates 30 retail bank branches and three commercial loan offices located throughout the Hampton to Charlottesville corridor and the Northern Neck region in Virginia and offers full investment services through its subsidiary C&F Wealth Management, Inc.  C&F Mortgage Corporation provides mortgage loan origination services through offices located in Virginia, Maryland, North Carolina, South Carolina and West Virginia. C&F Finance Company provides automobile, boat and recreational vehicle loans through indirect lending programs offered in Alabama, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Minnesota, Missouri, New Jersey, North Carolina, Ohio,  Pennsylvania, Tennessee, Texas, Virginia and West Virginia through its offices in Richmond and Hampton, Virginia.

Additional information regarding the Corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the Corporation’s website at http://www.cffc.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Corporation, include statements as to the anticipated benefits of the merger and expectations regarding the Corporation’s pro forma financial condition, operations and performance following the merger.  The Corporation’s ability to predict results, or the actual effect of future plans or strategies, are inherently uncertain. Factors that could have a material adverse effect on the operations and future prospects of the Corporation and its subsidiaries include, but are not limited to, disruptions to customer and employee relationships and business operations caused by the merger; the ability to implement integration plans associated with the merger, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected time frame, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in the Corporation’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended September 30, 2019. As a result, actual results may differ materially from the forward-looking statements in this press release.

These factors are not necessarily all of the factors that could cause the Corporation’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm the Corporation’s results.

All forward-looking statements attributable to the Corporation or persons acting on the Corporation’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Corporation does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Corporation updates one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect to those or other forward-looking statements.